Exhibit 99.1

56 Prospect St., Hartford, Connecticut 06103-2818 800 Boylston St., Boston, Massachusetts 02199

EVERSOURCE ENERGY ANNOUNCES $1.2 BILLION

AT-THE-MARKET EQUITY OFFERING PROGRAM

HARTFORD, Conn. and BOSTON, Mass. (May 11, 2022) – Eversource Energy (NYSE: ES) today announced that it has entered into an equity distribution agreement pursuant to which it may sell its common shares having an aggregate offering price of up to $1,200,000,000 (the “Shares”) from time to time through an “at-the-market” or ATM equity offering program (the “ATM Offering”).

Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as managers for the ATM Offering and may offer the Shares in transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise. Sales may be made at either market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction.

The ATM Offering of the Shares is being made pursuant to Eversource Energy’s effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). A prospectus supplement related to the offering has also been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. In addition, copies of the prospectus and prospectus supplement relating to the Shares offered in the ATM Offering may be obtained when available by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, or by e-mail at prospectus-ny@ny.email.gs.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or telephone: 1-800-831-9146; Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, NY, 10001, by telephone at 800-326-5897, or by email at cmclientsupport@wellsfargo.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com.

Eversource Energy has approximately 345 million common shares outstanding. It operates New

England’s largest energy delivery system and serves approximately 4.4 million electric, natural gas and water utility customers in Connecticut, Massachusetts and New Hampshire.

Forward Looking Statements:

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause Eversource Energy’s actual results to differ materially from those contained in Eversource Energy’s forward-looking statements, including, but not limited to:

•	capital markets risk, including the impact of general economic and industry conditions and the negative impacts of the novel coronavirus (COVID-19) pandemic, including any new or emerging variants, on Eversource Energy's customers, vendors, employees, regulators, and operations;

•	acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt Eversource Energy's electric transmission and electric, natural gas, and water distribution systems; and

•	other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the SEC and updated as necessary, and are available on the SEC’s website at www.sec.gov. Eversource Energy encourages you to consult such disclosures.

All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond Eversource Energy’s control. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for Eversource Energy’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of Eversource Energy or the extent to which any factor, or combination of factors, may cause actual results of Eversource Energy to differ materially from those contained in any forward-looking statements.

CONTACT:

Jeffrey R. Kotkin

860-665-5154

jeffrey.kotkin@eversource.com

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